CONSENT OF INDEPENDENT ACCOUNTANTS





We hereby consent to the incorporation by reference of our auditors reports dated May 3, 1996 (covering the years ended February 29, 1996 and February 28,
1995), and April 28, 1995 (covering the years ended February 28, 1995 and
1994) for Arizona Rent-A-Car Systems, Inc. into the registration statement on Form S-8 of Team Rental Group, Inc.




Michael Silver & Company
Certified Public Accountants
Skokie, Illinois
May 13, 1996